          CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED
         SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
                     TO A REQUEST FOR CONFIDENTIAL TREATMENT

                                                                   Exhibit 10.10

================================================================================

                                                               EXECUTION VERSION

                                   ----------

                     LEASE EXTENSION AND AMENDMENT AGREEMENT

                                   dated as of

                                 April 30, 2003

                                       to

                            AIRCRAFT LEASE AGREEMENT

                          dated as of November 18, 1998

                                     BETWEEN

                        AVIATION FINANCIAL SERVICES, INC.

                                    as Lessor

                                       AND

                       COMPANIA PANAMENA DE AVIACION, S.A.

                                    as Lessee

                                   ----------

                        One Boeing Model 737-7V3 Aircraft

                         Manufacturer's Serial No. 28607

================================================================================

                     LEASE EXTENSION AND AMENDMENT AGREEMENT

                                       to

                            Aircraft Lease Agreement

     This is a LEASE EXTENSION AND AMENDMENT AGREEMENT dated as of April 30, 2003 to the Aircraft Lease Agreement dated as of November 18, 1998 (the "Lease Agreement") between AVIATION FINANCIAL SERVICES, INC. ("Lessor"), and COMPANIA PANAMENA DE AVIACION, S.A. ("Lessee") as the Lease Agreement has been heretofore supplemented, amended and modified by Lease Supplement No. 1 dated October 21, 1999 ("Lease Supplement No. 1"), by Letter Agreement No. 1 dated as of November 18, 1998 ("Letter Agreement No. 1") and by Letter Agreement No. 2 dated as of March 8, 1999 ("Letter Agreement No. 2"), in each case between Lessor and Lessee (the Lease Agreement as so supplemented, amended and modified is hereinafter referred to as the "Lease").

     WHEREAS, the Lease is in respect of one Boeing 737-7V3 Aircraft Manufacturer's Serial No. 28607 and Registration No. HP-1372CM, together with two CFM International Model CFM 56-7B24 engines bearing manufacturer's serial numbers 874969 and 874961 and certain related equipment (the "Aircraft"), and

     WHEREAS, Lessee and Lessor desire to extend the Term of the Lease and to amend certain other terms thereof; and

     WHEREAS, capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.   Amendments to Lease.

     The Lease is hereby amended as follows:

     A. Section 3(g) is hereby amended and restated as follows:

               "(g) Lease Term Renewal Options: Lessor hereby grants Lessee the right to renew the lease for up to three (3) additional, consecutive terms (each a "Renewal Term") (the option to renew for each Renewal Term being hereafter referred to as the "Lease Term Renewal Option"). Each Renewal Term shall consist of twelve (12) months, and the first Renewal Term would commence the day following the Expiration Date of the Basic Term. Exercise of each Lease Term Renewal Option shall be subject to (i) the delivery by Lessee of written notice to Lessor (a "Renewal Notice") as to such exercise at least nine (9) months prior to the then applicable Expiration Date, and (ii) no Event of Default having occurred and continuing on or as of the date the Renewal Notice is received by

          Lessor or the first Basic Rent Payment Date of the applicable Renewal Term. The Basic Rent during any such Renewal Term shall be payable monthly in advance at the same monthly Basic Rent rate paid by Lessee during the Basic Term (as extended by any previous extension or exercise of a Lease Term Renewal Option) that would otherwise be expiring. Upon commencement of a Renewal Term the Basic Term shall be deemed extended so that the new Expiry Date becomes the date which occurs on the twelfth monthly anniversary of the Expiration Date in effect prior to the renewal and the new Last Basic Rent Payment Date becomes the date which occurs on the twelfth monthly anniversary of the Last Basic Rent Payment Date in effect prior to the renewal. Upon exercise of any Lease Term Renewal Option such Option shall be deemed extinguished and not be available for any subsequent re-exercise."

     B. In Exhibit C, Part 2. DEFINITIONS OF CERTAIN TERMS, the following definitions are amended and restated to read:

          "BASIC RENT: The Basic Rent payable during the Basic Term shall be payable in one hundred twenty (120) consecutive monthly installments, in advance on each Basic Rent Payment Date, with each such installment equal to: (a) **Material Redacted** for the first twenty four monthly installments, (b) **Material Redacted** for the next twelve monthly installments, (c) **Material Redacted** for the twenty four monthly installments commencing with the thirty seventh (37th) installment and
          (d) **Material Redacted** for the sixty monthly installments of Basic Rent commencing November 1, 2004 and for each installment of Basic Rent during any Renewal Term which may be commenced in a period subsequent to the Expiration Date."

          "CASUALTY VALUE: For the period of the Lease through April 30, 2003 **Material Redacted**; for the period May 1, 2003 through December 15, 2004 **Material Redacted**; and for the one year period commencing December 16, 2004 and each one year period in the Lease Term commencing December 16 thereafter the amount of the Casualty Value in the immediately preceding one year period less **Material Redacted**."

          "LAST BASIC RENT PAYMENT DATE: The Last Basic Rent Payment Date for the Aircraft shall be October 1, 2009, or such later date as may result from exercise of the Lease Term Renewal Options.

     C. In Exhibit C, a new Part 5 is added after the current Part 4, as follows:

          "5.  INSTALLATION AND COST AMORTIZATION OF WINGLETS:

               Notwithstanding any provision of the Lease to the contrary, Lessor will reimburse Lessee, Lessee's actual cost of installing winglets on the

               Aircraft ("Winglets Actual Cost") up to a maximum of **Material Redacted**, provided such installation occurs no later than April 2004. Each monthly installment of Basic Rent will be increased by **Material Redacted** of the Winglets Actual Cost commencing on the first Basic Rent Payment Date following winglet installation. Upon installation, such winglets shall become a part of the Aircraft and title thereto shall vest in Owner in accordance with
               Section 9 (b) of the Lease."

     D.   In Exhibit C, a new Part 6 is added after the new Part 5, as follows:

          "6.  INSTALLATION AND COST AMORTIZATION OF ADDITIONAL MODIFICATIONS:

               Notwithstanding any provision of the Lease to the contrary, Lessor will reimburse Lessee, Lessee's actual cost of installing on the Aircraft up to an aggregate maximum (for all installations) of **Material Redacted** ("Additional Modifications Actual Cost") the following additional modifications:

               (I) ACARS: Installation of upgrade from single ARINC 724B Rockwell ACARS Management Unit,

               (II) ISFD: Integrated Standby Flight Display, provided that such retrofit allows for the restoration of the original units back onto the Aircraft,

               (III) FULL FACE OXYGEN MASKS, and

               (IV) VSD: Vertical Situation Display;

               provided such installation occurs no later than April 30, 2004. After each installation of such additional modifications each monthly installment of Basic Rent will be increased by **Material Redacted** of the Additional Modifications Actual Cost commencing on the first Basic Rent Payment Date following such installation. Upon installation, such additional modifications shall become a part of the Aircraft and title thereto shall vest in Owner in accordance with Section 9 (b) of the Lease."

     E.   In Exhibit C, a new Part 7 is added after the new Part 6, as follows:

          "7.  MCPH

               Subject to mutual agreement, Lessee and Lessor may enter into a Maintenance Cost Per Hour arrangement (MCPH) with GE Engine Services (GEES) to cover engine scheduled refurbishments for the Engines subject to the Lease. Related workscopes, engine repair specifications and general terms and conditions covered by MCPH shall be mutually agreed between Lessor, Lessee and GEES."

     F. To clarify the ownership impact of alterations, modifications, and additions the following amendments are made to Section 9 (b) of the
          Lease:

          1.   In the fourth sentence the word "Lessor" is replaced by "Owner";
               and

          2. In the fifth sentence the phrase "or Owner" is added after the word "Lessor".

     G. For the purpose of correcting certain typographical errors in the prior exhibit, Revised Exhibit G (Form of Letter of Credit attached hereto as Schedule 1) shall replace in entirety the existing Exhibit G for all purposes of the Lease.

2.   Lease Supplement.

     Section 3 of Lease Supplement No. 1 is hereby amended by deleting the text thereof and by substituting therefor the following:

          "3. The Term for the Delivered Aircraft shall commence on the Delivery Date and shall end on the Expiration Date, as hereinafter defined, or such later date as may result from exercise of the Lease Term Renewal Options." The Expiration Date shall be October 31, 2005 but shall be automatically extended on such date and on each of October 31, 2006, October 31, 2007, and October 31, 2008 to provide additional successive one (1) year Terms through and until a final extended Expiration Date of October 31, 2009 unless Lessor and Lessee shall mutually agree in writing that any such automatic extension shall not take place."

3.   Ratification.

     Except as expressly provided herein, Lessee and Lessor acknowledge that nothing contained in this Amendment is intended to discharge, amend or otherwise modify their respective rights and/or obligations under the Lease. The Lease and the Lease Supplement are hereby ratified and confirmed, as amended hereby, in all respects.

4.   Representations and Warranties of Lessee.

     Lessee represents and warrants to Lessor that:

     (a) Lessee is a corporation duly formed, validly existing, and in good standing under the laws of the Republic of Panama;

     (b) Lessee has full corporate power, authority and legal right to own its property and to carry on its business as now being conducted and is duly authorized to execute and deliver this Lease Extension and Amendment Agreement, and to perform its obligations hereunder;

     (c) This Lease Extension and Amendment Agreement have been duly authorized, executed and delivered by Lessee and constitute the legal, valid and binding obligations of Lessee enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and subject to principles of equity;

     (d) The execution and delivery by Lessee of this Lease Extension and Amendment Agreement will not conflict with or result in any breach of, constitute any default under, or result in the creation of any lien, charge or encumbrance pursuant to, any applicable law, any term or provision of Lessee's articles of incorporation or by-laws or any judgment, order, writ, injunction, or decree of any court, comission, board or Governmental Entity, or contravene any indenture, mortgage, credit agreement, lease, license, contract or other agreement to which Lessee is a party or by which it is bound;

     (e) All consents or approvals required of Lessee by any Governmental Entity or other Person in connection with the execution and delivery of this Lease Extension and Amendment Agreement and the consummation by Lessee of the transactions contemplated hereby and thereby have been duly obtained or waived; and except for the filing of this Amendment with the DAC, no other filings, recording, notarizations or other actions are necessary or advisable under the laws of Panama in order to ensure the validity, effectiveness and enforceability of the Lease as amended hereby;

     (f) There are no pending or threatened actions or proceedings before any court or administrative agency or other matters which might materially adversely affect the ability of Lessee to perform its obligations under this Lease Extension and Amendment Agreement; and

     (g) Lessee is subject to private commercial law and suit under the Laws of the Republic of Panama and any other jurisdiction affecting the Lessee. Lessee is not entitled to sovereign immunity under the Laws of the Republic of Panama or such other jurisdiction, and neither Lessee nor its properties or assets have the right of immunity from suit or execution on the grounds of sovereignty in the Republic of Panama or any other jurisdiction. To the extent that Lessee may in any jurisdiction in which proceedings may at any time be taken for the determination of any question arising under or for the enforcement of this Lease Extension and Amendment Agreement (including any interlocutory proceedings or the execution of any judgment or award arising therefrom) be entitled to claim or otherwise be accorded for itself or its property, assets or revenues immunity from suit or attachment (whether in aid of execution, before judgment or otherwise) or other legal process, and to the extent that in any such jurisdiction, there may be attributed to Lessee or its private assets or revenues, such immunity (whether or not claimed), Lessee hereby irrevocably agrees not to claim and waives such immunity to the fullest extent permitted by the law of such jurisdiction;

5.   Representations and Warranties of Lessor.

     Lessor represents and warrants to Lessee that:

     (a) Lessor is a corporation duly formed, validly existing and in good standing under the laws of Delaware;

     (b) Lessor has full corporate power, authority and legal right to own its property and to carry on its business as now being conducted and is duly authorized to execute and deliver this Lease Extension and Amendment Agreement, and to perform its obligations hereunder and thereunder;

     (c) This Lease Extension and Amendment Agreement have been duly authorized, executed and delivered by Lessor and constitute the legal, valid and binding obligations of Lessor enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and subject to principles of equity;

     (d) The execution and delivery by Lessor of this Lease Extension and Amendment Agreement will not conflict with or result in any breach of, constitute any default under, or result in the creation of any lien, charge or encumbrance pursuant to, any applicable law, any term or provision of Lessor's articles of incorporation or by-laws or any judgment, order, writ, injunction, or decree of any court, commission, board of Governmental Entity, or contravene any indenture, mortgage, credit agreement, lease, license, contract or other agreement to which Lessor is a party or by which it is bound;

     (e) All consents or approvals required of Lessor by any Governmental Entity in connection with the execution and delivery of this Lease Extension and Amendment Agreement and the consummation by Lessor of the transactions contemplated hereby and thereby have been duly obtained or waived;

     (f) There are no pending or threatened actions or proceedings before any court or administrative agency or other matters which might materially adversely affect the ability of Lessor to perform its obligations under this Lease Extension and Amendment Agreement; and

     (g) Head Lessor has given its consent to this Amendment and, to the extent necessary, the Head Lease has been amended accordingly.

6.   Conditions Precedent.

     This Amendment and Lessor's obligation to extend the Lease shall take effect upon the satisfaction of each of the following conditions and receipt of the following documents by Lessor:

     (a) Legal Opinion: at Lessee's expense, a legal opinion of Lessee's Panamanian counsel in form and substance satisfactory to Lessor and confirming, inter alia, that this Lease Extension and Amendment Agreement have been duly signed and delivered on behalf of Lessee, that this Lease Extension and Amendment Agreement constitute Lessee's legal, valid and binding obligations (subject to customary exclusions), and that all approvals, licenses, consents, filings and registrations which are necessary or desirable in connection with this Lease Extension and Amendment Agreement and the performance by Lessee of its obligations hereunder, thereunder and under the Lease as extended hereby and thereby have been obtained and are in full force and effect; and

     (b) No Default: No Default or Event of Default shall have occurred and be continuing as of the date hereof and the date of the commencement of the renewed terms contemplated hereby.

7.   Miscellaneous.

     (a) Amendment. No amendment, modification or waiver of any provision of this Lease Extension and Amendment Agreement shall in any event be effective unless the same shall be in writing and signed by the parties hereto or, in the case of a waiver, by the party waiving compliance, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given.

     (b) Notices. Any notices, requests, demands or other communications required or permitted to be made hereunder shall be in writing and shall be delivered by reputable courier service, by hand and/or facsimile as follows:

          To Lessor: Aviation Financial Services Inc.
                     c/o GE Capital Aviation Services
                     201 High Ridge Road
                     Stamford, Connecticut 06927
                     Attention: Contracts Leader
                     Facsimile: 203-357-4585
                     Telephone: 203-357-3776
                     Email: notices@gecas.com

          To Lessee: Compania Panamena De Aviacion, S.A.
                     Avenida Justo Arosemena y Calle 39
                     Aptdo. 1572
                     Panama 1, Republic of Panama
                     Attn: Executive President
                     Facsimile number: 507-227-1952

or in each case to such other person or address or addresses as one party may notify in writing to the other party. All other communications and any notice of change of address shall be deemed to have been received (and reference herein to receipt by any party shall include deemed receipt) by the party to whom it is addressed when received, in the case of notice given facsimile, or on delivery, if delivered by reputable courier service or by hand.

     (c) Governing Law. THIS AMENDMENT, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     (d) Severability. If any one or more of the provisions contained in this Amendment or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

     (e) Counterparts. This Amendment may be executed in counterparts and any single counterpart or set of counterparts signed in either case, by all of the parties hereto shall for all purposes be deemed to be an original, and all such counterparts when taken together shall constitute one and the same instrument. A facsimile signature on any counterpart hereto will be deemed an original for all purposes.

     (f) Entire Agreement. The terms and conditions contained in the Lease, this Lease Extension and Amendment Agreement and the other documents and instruments executed in connection therewith or herewith constitute the entire agreement among the parties pertaining to the subject matter thereof and hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

     (g) Headings. The headings in this Amendment are for reference only, and do not form part of and are not to be used to interpret this Amendment.

     (h) Expenses and Brokers. Lessee shall be responsible for all costs associated with perfecting this Lease Extension and Amendment Agreement in the Country of Registration, the state of habitual base of the Aircraft (and other states as appropriate given the operation of the Aircraft), including (but not limited to) the provision of stamp duties, translations and registrations, whether required by Lessor or Lessee. Each of the parties hereby represents and warrants to the other that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of this Lease Extension and Amendment Agreement, to any Person (other than fees payable to Lessee's or Lessor's legal advisers or compensation to GECAS for the portfolio management services performed on behalf of Lessor). Each party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to reasonable attorneys' fees) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon this Lease Extension and Amendment Agreement or the Aircraft, if such claim, suit, damage, cost or expense arises out of any breach by the indemnifying party, its employees or agents of the representation and warranty given hereby.

     (i) Filing and Recordation. Lessee at its expense shall cause this Amendment to be duly filed with the Civil Aeronautics Authority and to be recorded at the Office of the Public Registry of Panama.

     (j) Further Assurances. Each party shall cooperate with the other and execute and deliver such instruments and other documents as may be necessary to effectuate and carry out the provisions of this Lease Extension and Amendment Agreement.

     (k) Successors and Assigns. This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

     (l) Time is of the Essence. Except as otherwise provided herein, time is of the essence with respect to each provision of this Lease Extension and Amendment Agreement.

     (m) Controlling Version. This Lease Extension and Amendment Agreement has been negotiated, executed and delivered in English. In case of any conflict or discrepancy between the executed English version of this Lease Extension and Amendment Agreement and any Spanish translation thereof or any extract thereof recorded at the Public Registry of Panama or any other governmental office, the English version of this Lease Extension and Amendment Agreement shall prevail.

                                                                      SCHEDULE 1

                                    EXHIBIT G
                                    (Revised)

                                       to

                            Aircraft Lease Agreement

                            FORM OF LETTER OF CREDIT

                             [NAME OF ISSUING BANK]
                      IRREVOCABLE STANDBY LETTER OF CREDIT
                               DATED: _____, _____

Aviation Financial Services Inc.
c/o GE Capital Aviation Services
201 High Ridge Road
Stamford, Connecticut 06927-4900

A.   RE: Letter of Credit ___________
         Account Party: Compania Panamena de Aviacion, S.A.

Gentlemen:

     At the request and for the account of Compania Panamena de Aviacion, S.A. ("Lessee"), a corporation organized and existing under the laws of Panama, we hereby establish in your favor, as lessor under that certain Aircraft Lease Agreement dated as of November 18, 1998 (the "Lease Agreement"), between Aviation Financial Services Inc. as lessor and Lessee as lessee, our Irrevocable Standby Letter of Credit No. _____, in the aggregate maximum amount of [as specified in Exhibit C to the Lease Agreement], effective on the date set forth above and expiring on the LOC Expiration Date (as defined below).

     (i) Funds under this Letter of Credit will be made available to you by wire transfer in immediately available funds in United States Dollars to an account to be designated by you in the sight draft referred to below on any Business Day (as defined below) occurring on or before the LOC Expiration Date, upon presentation at our offices located at [______________], of a sight draft in the form attached hereto as Annex A setting forth the amount of the drawing and referring expressly thereon to the number of this Letter of Credit. We hereby confirm with you that drafts in conformity with the terms of this Letter of Credit will be duly honored on the date of such presentation as set forth herein. All payments hereunder shall be made, free and clear of, and without deduction for, any present or future fees, taxes, restriction or conditions of any nature, and without setoff or counterclaim for any reason whatsoever.

     (ii) You are hereby authorized to make multiple drawings hereunder in accordance with the terms and conditions described herein, each drawing upon the presentation of the documentation referred herein above, provided, however, subject to the provisions of paragraph

(v) below, that the aggregate amount of all drawings hereunder shall in no event exceed the aggregate maximum amount of the Letter of Credit.

     (iii) This Letter of Credit shall expire, and no drawing hereunder may be made thereafter, at 5:00 p.m. (EST) on the earliest of the following dates (the "LOC Expiration Date"): (i) the day which is thirty (30) Days after the Expiration Date (as defined in the Lease Agreement), or (ii) on the Business Day on which the aggregate amount of all drawings hereunder, is equal (subject to the provisions of paragraph (v) herein below) to the aggregate maximum amount of this Letter of Credit. With respect to paragraph (i) above, it is hereby expressly provided that in the event that if on or before sixty (60) days prior to the LOC Expiration Date you do not receive written notice from us whereunder this Letter of Credit will be renewed on, or a new letter of credit issued in substantially the form hereof to be effective as of, the LOC Expiration Date referred to in such paragraph (i), then you may draw against this Letter of Credit in the manner described herein.

     (iv) For the purpose hereof "Business Day" shall mean any day up to 5:00 p.m. (EST), on such day, other than Saturday and Sunday, on which banks in the United States of America are not authorized or required to close.

     (v) Upon payment by us, or on our behalf, of the amount specified in any draft drawn hereunder, we shall be fully discharged of our obligation under this Letter of Credit solely in respect of such draft, and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such draft to you or to any other person.

     (vi) This Letter of Credit may only be transferred to any person who is the lessor under the Lease Agreement at the time of such transfer.

     (vii) This Letter of Credit sets forth in full our understanding, and such understanding shall not in any way be modified, amended, amplified or limited by reference to any document or agreement other than the sight drafts referred to herein, or a written agreement among you, us and Lessee.

     (viii) Communications with respect to this Letter of Credit shall be in writing and if directed to us shall be addressed to us at [_______________], specifically referring to the number of this Letter of Credit, and, if directed to you, shall be addressed to you at Aviation Financial Services, Inc., c/o GE Capital Aviation Services, 201 High Ridge Road, Stamford, Connecticut 06927-4900.

     (ix) All banking charges in connection with this Letter of Credit and any drawings made hereunder shall be for the account of Compania Panamena de Aviacion, S.A.

     (x) This Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500, and, as to matters not covered therein, by the laws of the State of New York.

                                        [NAME OF ISSUER]


                                        BY
                                           -------------------------------------
                                           Authorized Signature

                                     ANNEX A
                             To Irrevocable Standby
                              Letter of Credit No.

                              (FORM OF SIGHT DRAFT)

                                     (DATE)

(Location)

     At sight of this draft pay to the order of (beneficiary) the amount of U.S. $(amount in figures) (the sum of (amount in Letters) United States Dollars).

     To (payment instructions).

     Drawn under Letter of Credit No.____, dated as of __________, _____, of


                                        ----------------------------------------
                                        (beneficiary signature)